UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2022

Orbsat Corp

(Exact name of registrant as specified in its charter)

Nevada	001-40447	65-0783722
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

18851 N.E. 29th Ave., Suite 700, Aventura, FL 33180

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 560-5355

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	OSAT	The Nasdaq Stock Market LLC
Warrants	OSATW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment to the Current Report on Form 8-K filed by Orbsat Corp (the “Company”) on January 11, 2022 (the “Original Report”) is being filed to address the inadvertent omission of a description regarding Mr. Barreto’s participation as a purchaser in the Company’s sale in a private placement of 2,229,950 shares of common stock that closed on January 5, 2022. Except for the foregoing, this amendment does not amend, modify or update the disclosures contained in the Original Report.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2022, the Board of Directors (the “Board”) of Orbsat Corp (the “Company”) appointed Rodney Barreto as a new director to the Board, effective January 20, 2022. No decision has been made with respect to the naming of Mr. Barreto to any regular committees of the Board.

In connection with Mr. Barreto’s appointment to the Board, the Company executed a Director Services Agreement (the “Director Agreement”) with Mr. Barreto on January 11, 2022. The Director Agreement has a two year term (subject to the director’s nomination and election) and provides for a cash retainer of $48,000 per year, plus an equity award of 20,000 shares of restricted stock, half of which will be issued and vest on the day of grant, with the remaining half vesting and being issued on the first anniversary of the grant date. The Director Agreement also contains customary confidentiality and indemnification provisions and require the Company to maintain a specified amount of director and officer insurance. There are no arrangements or understandings between Mr. Barreto and any other person pursuant to which Mr. Barreto was selected as a director.

As previously reported by the Company on a Current Report on Form 8-K, on January 5, 2022, the Company closed on the sale in a private placement of 2,229,950 shares of the Company’s common stock and received gross proceeds of approximately $7.2 million from such sale (the “Offering”).  The purchase price for the Company’s common stock sold in the Offering was $3.24 per share, the closing transaction price reported by Nasdaq on December 31, 2021. Mr. Barreto purchased 370,371 shares of Company’s common stock in the Offering for an aggregate purchase price of $1,200,002.04. Other than with regard to Mr. Barreto’s participation in the Offering, Mr. Barreto is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, but may be party to such a transaction in the future.

The foregoing description of the Director Agreement is qualified in its entirety by the actual text of the Director Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

A press release, dated January 11, 2022, announcing the appointment of Mr. Barreto as a director of the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description

10.1*	Director Services Agreement, dated January 11, 2022, between Orbsat Corp and Rodney Barreto.

99.1*	Press Release dated January 11, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed under the same exhibit number as an exhibit to the Original Report and incorporated herein by reference.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBSAT CORP

	By:	/s/ Charles M. Fernandez
	Name:	Charles M. Fernandez
	Title:	Executive Chairman & Chief Executive Officer

January 20, 2022